As filed with the Securities and Exchange Commission on August 20, 2018

Registration No. 333-157144

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FARMERS CAPITAL BANK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	61-1017851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 309

202 W. Main St.

Frankfort, KY 40602

(502) 227-1668

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lloyd C. Hillard, Jr., President and CEO

Farmers Capital Bank Corporation

P.O. Box 309

202 W. Main St.

Frankfort, KY 40602

(502) 227-1614

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on February 6, 2009 by Farmers Capital Bank Corporation, a Kentucky corporation (the “Registrant”):

•

Registration Statement on Form S-3, File No. 333-157144, registering 30,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value, a warrant to purchase 223,992 shares of our common stock (the “Warrant”), and any shares of the Registrant’s common stock issuable from time to time upon exercise of the Warrant.

On August 20, 2018, pursuant to the Agreement and Plan of Merger dated April 19, 2018 between WesBanco, Inc. (“WesBanco”) and the Registrant, the Registrant merged with and into WesBanco, with WesBanco being the surviving entity (the “Merger”).

In connection with the Merger, the Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold or unissued at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all shares that remain unsold or unissued under such Registration Statement, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Frankfort, State of Kentucky on August 20, 2018.

FARMERS CAPITAL BANK CORPORATION

/a/ Mark A. Hampton
Mark A. Hampton
Executive Vice President, Secretary, and Chief Financial Officer